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                                                                       EXHIBIT 4

    NUMBER
   ________

SHARES COMMON STOCK

                        ROCKPORT NATIONAL BANCORP, INC.

       INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS
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                              THIS CERTIFIES THAT


                                   SPECIMEN

                                IS THE OWNER OF
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FULLY PAID AND NONASSESSABLE COMMON SHARES, $.01 PAR VALUE, OF ROCKPORT NATIONAL
                                 BANCORP, INC.

   (hereinafter called the "Corporation"), transferable on the books of the Corporation by the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the
                Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

                             CERTIFICATE OF STOCK
     Dated:
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
                                                  (Seal)
                                       Rockport National Bancorp, Inc.                      Peter A. Anderson
                                               organized 1999                                   PRESIDENT AND
COUNTERSIGNED AND REGISTERED:               Rockport, Massachusetts                   CHIEF EXECUTIVE OFFICER
ROCKPORT NATIONAL BANK
                     TRANSFER AGENT
                       AND REGISTRAR
BY:

                                                                                          Margaret A. Murphy
        AUTHORIZED SIGNATURE                                                                           CLERK
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